UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2019

CITIZENS FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36636	05-0412693
(State or other jurisdiction of incorporation )	(Commission File No.)	(IRS Employer Identification No.)

One Citizens Plaza Providence, RI	02903
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (401) 456-7000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)	Citizens Financial Group, Inc. (the “Company”) held its annual meeting of stockholders on April 25, 2019.

(b)

The stockholders elected all of the Company’s nominees for director for a one-year term expiring at the 2020 Annual Meeting of Stockholders; approved the advisory vote on executive compensation; and ratified the appointment of Deloitte & Touche LLP as the Company’s registered independent public accounting firm for 2019.

1. Election of Directors:

	Shares For	Shares Against	Shares Abstain	Non-Votes
Mark Casady	391,365,818	1,253,628	125,668	19,174,696
Christine M. Cumming	391,383,779	1,248,897	112,438	19,174,696
William P. Hankowsky	381,383,606	11,234,956	126,552	19,174,696
Howard W. Hanna III	387,156,080	5,468,941	120,093	19,174,696
Leo I. Higdon	390,239,731	2,376,175	129,208	19,174,696
Edward J. Kelly III	388,143,993	4,473,648	127,473	19,174,696
Charles J. Koch	378,421,272	14,199,147	124,695	19,174,696
Terrance J. Lillis	391,353,150	1,259,576	132,388	19,174,696
Shivan S. Subramaniam	367,424,011	25,197,066	124,037	19,174,696
Bruce Van Saun	374,026,218	15,970,504	2,748,392	19,174,696
Wendy A. Watson	391,368,831	1,258,688	117,595	19,174,696
Marita Zuraitis	391,379,694	1,242,005	123,415	19,174,696

2. Advisory Vote on Executive Compensation

For	370,465,131
Against	22,082,734
Abstain	197,249
Non-Votes	19,174,696

3. Ratification of Deloitte & Touche LLP as Registered Independent Public Accounting Firm for 2019:

For	404,012,624
Against	7,770,034
Abstain	137,152
Non-Votes	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS FINANCIAL GROUP, INC.

By:	/s/ Robin S. Elkowitz
Robin S. Elkowitz
Executive Vice President, Deputy General Counsel and Secretary

Date: April 26, 2019